Exhibit 10.5

April 19, 2010

Ms. Michelle Wright

IBM

9000 South Rita Road

Tucson, AZ 85744

Subject: Amendment 3 to SOW #6 of the IBM/Brocade Goods Agreement ROC-P-68

Dear Ms. Wright:

This letter (the, “Amendment”) serves as Amendment Number 3 to SOW #6, including all amendments thereto (“SOW #6”), of the Goods Agreement #ROC-P-68 (the “Agreement”), which the parties hereto do mutually agree to amend as follows:

1.	IBM and Brocade acknowledge that SOW#6 had expired on December 31, 2008 and the parties did not renew the Agreement, but the parties continued to perform under SOW#6. It is the parties’ intent that SOW#6, including all prior amendments thereto, be renewed except as amended herein.

2.	Section 3.0(a) of SOW #6 is hereby restated in its entirety as follows:

a. Term: “The initial term of this SOW #6 shall be effective from April 7, 2007 to December 31, 2009 (the “Initial Term”). After the Initial Term, this SOW #6 shall terminate on December 31, 2011, unless earlier terminated as provided in Section 3(b) of Amendment 2 to SOW #6.

3.	Effective as of January 1, 2010, Section 4.0(a) of SOW #6 is hereby restated in its entirety as follows:

a.	In consideration for Brocade subservices, IBM and Brocade agree to the following:

•

The annual full burden compensation (includes all individual compensation inclusive of salary, bonus, commissions, benefits, 401(k) match, company car (if available), business expenses, education/seminars, per diems (if available), etc.) for each individual Brocade resource will be calculated at [**].

•	The compensation rate of [**] cost for these individuals will be split evenly between IBM and Brocade.

•	Effective as of January 1, 2010, the number of Brocade resources assigned to support IBM under this Agreement shall be set at [**]. This number may be amended by agreement of the parties.

•

Brocade will at all times remain the responsible payroll provider for such Brocade Resources. IBM will reimburse Brocade [**]% of the cost of each Brocade Resource in accordance with this Agreement. And for the avoidance of doubt, such Brocade Resources are, and will remain, Brocade employees.

•	IBM will pay to Brocade the amounts due under this Section 4.0(a) on a quarterly basis net [**] days from receipt of an acceptable invoice by IBM.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.	Effective as of January 1, 2010, Section 4.0(b) of SOW #6 is deleted in its entirety.

5.	Effective as of January 1, 2010, the first bullet in Section 4.0(c) of SOW #6 is deleted in its entirety.

6.	Effective as of January 1, 2010, Section 4.0(d) of SOW#6 is deleted in its entirety.

7.	To satisfy IBM’s obligation to pay Brocade $[**] for Brocade resources through January 31, 2010, as well as to pay for IBM’s future share of the [**] Brocade Resources assigned to support IBM, IBM and Brocade agree that IBM shall pay Brocade in [**] equal quarterly installments of [**] beginning upon Brocade’s initial invoice. Such payments shall be in complete and full satisfaction of IBM’s obligations for [**] obligations. Upon receipt of the final payment, the parties acknowledge and agree that IBM’s [**] obligations for Brocade resources through [**] shall be satisfied in full.

The parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. All capitalized terms not defined herein shall have the meaning set forth in the Goods Agreement or SOW #6. All other terms and conditions of the Goods Agreement and SOW #6 that are unaffected by the revisions set forth in this Amendment shall remain in full force and effect. Further, the parties agree that this Amendment and the Goods Agreement and SOW #6 are the complete and exclusive statement of the agreement between the parties, superseding all proposals or other prior agreement, oral or written, and all other communications between the parties relating to this subject.

ACCEPTED AND AGREED TO:	ACCEPTED AND AGREED TO:
International Business Machines Corporation	Brocade Communications Systems Inc.

By: /s/ Michelle B. Wright 4/16/10	By: /s/ Charles Leeming 4/22/10
Authorized Signature Date	Authorized Signature Date

Michelle B. Wright	Charles Leeming
Type or Print Name	Type or Print Name

GCM – Storage OEM Procurement	VP, OEM Sales
Title & Organization	Title & Organization

Accepted and Agreed To:
Brocade Communications Switzerland, SarL
By:	/s/ Kevin L. McKenna Apr/26/2010
Authorized Signature Date
Kevin L. McKenna
Type or Print Name
Director
Title & Organization

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Brocade Confidential